Exhibit 4.3
                     INTERNATIONAL BROADCASTING CORPORATION
                             2001 STOCK OPTION PLAN


         1. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the INTERNATIONAL BROADCASTING CORPORATION 2001 STOCK OPTION PLAN (the "Plan"), the Board of Directors (the "Board") or, the Compensation Committee (the "Stock Option Committee") of International Broadcasting Corporation, a Nevada corporation (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's $.0001 par value common stock (the "Stock").

         2. Type of Options. The Board or the Stock Option Committee is authorized to issue Incentive Stock Options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non Statutory Options ("NSOs"), or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 9 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

         3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 5,000,000 shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock due to of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event. The number of shares of Common Stock subject to this Plan (and not subject to outstanding Option grants) shall not subsequently be affected by any forward or reverse stock splits or recapitalizations undertaken by the Company.

         4.       Eligible Persons.

                  (a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

                  (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or any subsidiary of the Corporation or (iii) any consultant of the Corporation or any subsidiary of the Corporation.

         5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the Option being granted is an ISO, an NSO or Reload Option and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment, whether the Eligible Person may deliver shares of Stock or other consideration to pay for the shares of Stock to be purchased by the exercise of the Option, and such other terms and conditions whether or not specifically provided for under the terms hereinafter set forth. However, no term shall be set forth in the writing which is specifically inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.




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
         6. Option Price. The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a 10% or greater stockholder, 110% of the fair market value, or (iii) in the case of an NSO, not less than the par value thereof, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

                  (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

                  (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

         7. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property, Corporation stock, or other consideration if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

         8. Grant of Reload Options. In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 19 and 20 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.


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
         9. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 9 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

         10. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 19 and 20 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

         11. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

                  (a) An ISO may only be granted within ten (10) years from August 8, 2001, the date that this Plan was originally adopted by the Corporation's Board of Directors.


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
                  (b) An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.

                  (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

                  (d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

                  (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

                  (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

                  (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

                  (h) This Plan was adopted by the Corporation on August 8, 2001, by virtue of its approval by the Corporation's Board of Directors and the approval by the majority of the stockholders of the Corporation.

         12. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

         13. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise

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
it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

         14.      Exercise in the Event of Death of Termination or Employment.

                  (a) Except as may otherwise be provided under the terms of the Option, if an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the optionee's death, whichever date is earlier.

                  (b) Except as may otherwise be provided under the terms of the Option, if an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

                  (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans if any, or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or 30 days after termination of employment, whichever date is earlier. For purposes of this Paragraph 14, termination for cause shall mean; (i) termination of employment for cause as defined in the optionee's Employment Agreement or (ii) in the absence of an

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
Employment Agreement for the optionee, termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

                  (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment absent specific provisions in the optionee's Option Agreement.

         15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of 30 days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

         16. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

         17. Nontransferability. Except as may be provided under the terms of any Option; no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

         18. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

         19. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time; however, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or

(b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in Paragraphs 18, 19 and 20.

         20. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation's Board of Directors.

         21. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.

         If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         22. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.



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
         23. Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

         24. Name. The Plan shall be known as the "International Broadcasting Corporation 2001 Stock Option Plan."

         25. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 1125 East Clark Avenue, Suite A, Santa Maria, CA 93455, and when addressed to the Board of Directors shall be sent to it at 1125 East Clark Avenue, Suite A, Santa Maria, CA 93455, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

         26. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

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

         27. Effective Date. This Plan was adopted by the Board of Directors of the Corporation on August 8, 2001. The effective date of the Plan shall be the same date.

         Dated as of August 8, 2001.

                                          INTERNATIONAL BROADCASTING CORPORATION


                                          By:_____________________________
                                             Daryn Fleming, President

                                                                [NSO GRANT FORM]


                     INTERNATIONAL BROADCASTING CORPORATION
                             1125 EAST CLARK AVENUE
                                     SUITE A
                              SANTA MARIA, CA 93455
                                                               Date:  __________
________________
________________
________________


Dear __________:

         The Board of Directors of International Broadcasting Corporation (the "Corporation") is pleased to award you an Option pursuant to the provisions of the International Broadcasting Corporation 2001 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)      __________,  20_, being  __________  years from the
date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                              Very truly yours,

                                              By:_______________________________
                                                 Daryn Fleming, President
AGREED AND ACCEPTED:

-------------------------











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

                                                    [ALTERNATIVE NSO GRANT FORM]


                               OPTION TO PURCHASE

                                  COMMON STOCK

                                       OF

                     INTERNATIONAL BROADCASTING CORPORATION


         This is to certify that __________________ ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase ___________ shares of Common Stock, par value $.0001 per share (the "Common Shares"), of International Broadcasting Corporation, a Nevada corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

         The purchase rights represented by this Option are exercisable commencing on the date hereof through and including ___________________ at a price per Common Share of $_____.

         The purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the Common Shares purchasable hereunder.

         The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Options of like tenor then outstanding.

         This Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.

         In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

         (a) The aggregate number and kind of Common Shares subject to this Option shall be adjusted appropriately;

         (b) Rights under this Option, both as to the number of subject Common Shares and the Option price, shall be adjusted appropriately; and

         (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise the Option in whole or in part to the extent that it shall not have been exercised.

         The Optionee shall have the right to exercise all or a portion of this Option as follows:

         (a) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and by paying the exercise price by check or wire transfer to the Company as to the number of Common Shares as to which the Option is being exercised (the "Exercise Amount") and receiving in exchange therefor the number of Common Shares equal to the Exercise Amount; and/or

         (b) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and receiving in exchange therefor the number of Common Shares equal to the product of the Exercise Amount multiplied by a fraction, the numerator of which is the market price less the exercise price and the denominator of which is such market price. The market price shall be equal to the average closing price of the Common Shares for the five trading days preceding the notice of exercise; and/or

         (c) At any time and from time to time on or prior to the expiration date, by surrendering at the principal office of the Company this Option and by surrendering Common Shares of the Company valued at the market price, as determined above, and receiving in exchange therefor the number of Common Shares equal to the Exercise Amount.

         (d) The Optionee may use one or more of the methods of exercise outlined above when exercising this Option.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

         The Option and all rights hereunder shall not be transferable otherwise than by will or the laws of descent and distribution.

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Option or any potion thereof prior to fulfillment of all the following conditions:

         (a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

         (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

         (c) The obtaining from the registered owner of the Option a representation in writing, as required, that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Options and the related shares have not been registered under the Securities Act of 1933, as amended (the "Act"); and

         (d) The placing on the certificate, as required, of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Option and the related shares have not been registered under the Act to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OF THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of its duly authorized officer.

                                          INTERNATIONAL BROADCASTING CORPORATION

                                          By:_____________________________
                                          Its: Daryn Fleming, President
Dated:

                                SUBSCRIPTION FORM

                  (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Option.)



INTERNATIONAL BROADCASTING CORPORATION
1125 East Clark Avenue
Suite A
Santa Maria, CA 93455

         The undersigned hereby irrevocably subscribes for ____________ Common Shares pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.


Dated:___________________  Signed:____________________________________

                           Address: ______________________________

                                    ______________________________

                                    ______________________________

                                                                [ISO GRANT FORM]

                                                         Date:  ________________

                     INTERNATIONAL BROADCASTING CORPORATION
                             1125 EAST CLARK AVENUE
                                     SUITE A
                              SANTA MARIA, CA 93455
_____________________
_____________________
_____________________

Dear _______________:

         The Board of Directors of INTERNATIONAL Broadcasting Corporation, a Nevada corporation (the "Corporation") is pleased to award you an Option pursuant to the provisions of the International Broadcasting Corporation 2001 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and under-stand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an ISO. Please see in particular Section 11 of the Plan.

          2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)  _____________,  20 , being  __________  years from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                              Very truly yours,


                                              By:_______________________________
                                                 Daryn Fleming, President

AGREED AND ACCEPTED:


__________________________

                                                                 [NSO GRANT FORM
                                                            WITH RELOAD OPTIONS]


                     INTERNATIONAL BROADCASTING CORPORATION
                             1125 EAST CLARK AVENUE
                                     SUITE A
                              SANTA MARIA, CA 93455



                                                               Date:  __________
_____________________
_____________________
_____________________

Dear __________:

         The Board of Directors of International Broadcasting Corporation (the "Corporation") is pleased to award you an Option pursuant to the provisions of the International Broadcasting Corporation 2001 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2.      Rights and Privileges.

                  (a) Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share.

                  (b) In addition to the Option granted hereby (the "Underlying Option"), the Corporation will grant you a reload option (the "Reload Option") as hereinafter provided. A Reload Option is hereby granted to you if you acquire shares of Stock pursuant to the exercise of the Underlying Option and pay for such shares of Stock with shares of Common Stock of the Corporation already owned by you (the "Tendered Shares"). The Reload Option grants you the right to purchase shares of Stock equal in number to the number of Tendered Shares. The date on which the Tendered Shares are tendered to the Corporation in full or partial payment of the purchase price for the shares of Stock acquired pursuant to the exercise of the Underlying Option is the Reload Grant Date. The exercise price of the Reload Option is the fair market value of the Tendered Shares on the Reload Grant Date. The fair market value of the Tendered Shares shall be the low closing bid price per share of the Corporation's Common Stock on the Reload Grant Date. The Reload Option shall vest equally over a period of __________ (___) years, commencing on the first anniversary of the Reload Grant Date, and on each anniversary of the Reload Grant Date thereafter; however, no Reload Option shall vest in any calendar year if it would allow you to purchase for the first time in that calendar year shares of Stock with a fair market value in excess of $100,000, taking into account ISOs previously granted to you. The Reload Option shall expire on the earlier of (i) __________ (___) years from the Reload Grant Date, or (ii) in accordance with Paragraph 5(b), or (iii) in accordance with Paragraph 5(c) as set forth herein. If vesting of the Reload Option is deferred, then the Reload Option shall vest in the next calendar year, subject, however, to the deferral of vesting previously provided. Except as provided herein the Reload Option is subject to all of the other terms and provisions of this Agreement governing Options.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a) __________,  20_ , being  __________ years from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                              Very truly yours,

                                              By:_______________________________
                                                 Daryn Fleming, President

AGREED AND ACCEPTED:

_______________________












                                       3